                                                               EXHIBIT 10.1


CONTRACT FOR SALE AND PURCHASE
FLORIDA ASSOCIATION OF REALTORS AND THE FLORIDA BAR

PARTIES:  Pioneer Hi Bred International, Inc.                                                                         ("Seller")
          ------------------------------------------------------------------------------------------------------------
of        6800 Pioneer Parkway, Box 666, Johnston, IA  50131                                   (Phone)
    ---------------------------------------------------------------------------------------------       -------------------------
and       Thomas R. Cronin, Trustee or Assigns                                                                        ("Buyer")
    ------------------------------------------------------------------------------------------------------------------
of        P.O. Box 6966, Fort Myers, FL  33911                                                 (Phone)         941-936-8888
    -------------------------------------------------------------------------------------------         -------------------------
hereby agree that the Seller shall sell and Buyer shall buy the following real property ("Real Property") and personal property
("Personally") (collectively "Property") upon the following terms and conditions which INCLUDE the Standards for Real Estate
Transactions ("Standard(s)") printed on the reverse or attached and any Riders and Addenda to this Instrument.

I.     DESCRIPTION:
       (a) Legal description of Real Property located in             LEE              County, Florida:
                                                         -----------------------------                ---------------------------
                 See attached Exhibit "B" for legal description.
       --------------------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------------------
       (b) Street address, city, zip, of the Property is:
                                                          -----------------------------------------------------------------------
       (c) Personalty:     All appurtenances, equipment, machinery, located on and under the premises
                      -----------------------------------------------------------------------------------------------------------
                           are included in sale.
       --------------------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------------------

II.    PURCHASE PRICE.................................................................................................$700,000.00
                                                                                                                      ===========
       PAYMENT:
       (a) Deposit(s) to be held in escrow by Coldwell Banker McFadden & Sprowls Escrow Account in the amount of......$ 50,000.00
                                              -------------------------------------------------                       ===========
       (b) Additional escrow deposit within________days after Effective Date in the amount of.........................$
                                                                                                                       ----------
       (c) Subject to AND assumption of mortgage in good standing in favor of ________________________________________
       _______________________________________________ having an approximate present principal balance of.............$
                                                                                                                       ----------
       (d) Purchase money mortgage and note bearing annual interest at __________% (see Addendum) in amount of........$
                                                                                                                       ----------
       (e) Other:
                 -----------------------------------------------------------------------------------------------------$
                                                                                                                       ----------
       (f) Balance to close (U.S. cash, LOCALLY DRAWN certified or cashier's check), subject to adjustments and prorations.................................................................................$650,000.00
                                                                                                                       ----------
III.   TIME FOR ACCEPTANCE: EFFECTIVE DATE; FACSIMILE:  If this offer is not executed by and delivered to all parties OR FACT OF
EXECUTION communicated in writing between the parties on or before January 24, 1997 5 PM the deposit(s) will, at Buyer's option, be returned to Buyer and this offer withdrawn.  A facsimile copy of Contract for Sale and Purchase ("Contract") and any signatures hereon shall be considered for all purposes as originals.  The date of Contract ("Effective Date") will be the date when the last one of the Buyer and Seller has signed this offer.

IV.    FINANCING:
       (a)  If the purchase price or any part of it is to be financed by a third-party loan, this Contract is conditioned on the
       Buyer obtaining a written commitment for (CHECK) or (2) or (3)): (1) [ ] a fixed, (2) [ ] an adjustable or (3) [ ] a fixed or adjustable rate loan within __________ days after Effective Date at an initial interest rate not to  exceed  _________
       term of _________ years and for the principal amount of $ _________________.  Buyer will make application within ___________
       days after Effective Date and use reasonable diligence to obtain the loan commitment and, thereafter, to meet the terms and conditions of the commitment and close the loan.  Buyer shall pay all loan expenses.  If Buyer fails to obtain the commitment or fails to waive Buyer's rights under this subparagraph within the time for obtaining the commitment or after diligent effort fails to meet terms and conditions of the commitment, then either party thereafter by prompt written notice to the other may cancel the Contract and Buyer shall be refunded the deposit (b)  The existing mortgage described in
       Paragraph II (c) above has (CHECK (1) or (2)): (1) [ ] a variable interest rate or (2) [ ] a fixed interest rate of ________%
       per annum. At time of title transfer some fixed interest rates are subject to increase.  If increased, the rate shall not exceed __________ % per annum.  Seller shall, within __________ days of Effective Date, furnish statements from all mortgagees stating principal balances, method of payment, interest rate and status of mortgages.  If Buyer has agreed to assume mortgage which requires approval of Buyer by the mortgagee for assumption, then Buyer shall promptly obtain all required applications and will diligently complete and return them to the mortgagee.  Any mortgagee charge(s) not to exceed $
       __________ shall be paid by ____________ (if not filled in, equally divided).  If Buyer is not accepted by mortgagee or the requirements for  assumption are not in accordance with the terms of this Contract or mortgagee makes a change in excess of the stated amount, Seller or Buyer may rescind this Contract by prompt written notice to the other party unless either elects to pay the increase in interest rate or excess mortgagee charges.

V.     TITLE EVIDENCE:  At least 20 days before closing date, Seller shall, at Seller's expense, deliver to Buyer or Buyer's attorney, in accordance with Standard (CHECK (1) or (2)):  (1) [ ] abstract of title or (2) [X] title insurance commitment and, after closing, owner's policy of title insurance.

VI.    CLOSING DATE:  This transaction shall be closed and the deed and other closing papers delivered on 10 days after earlier of expiration or inspection period, unless extended by other provisions of Contract.

VII.   RESTRICTIONS; EASEMENTS; LIMITATIONS:  Buyer shall take title subject to:  zoning, restrictions, prohibitions and other requirements imposed by governmental authority, restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record (easements are to be located contiguous to Real Property lines and not more than 10 feet in width as to the rear or front lines and 7 1/2 feet in width as to the side lines, unless otherwise stated herein); taxes for year of closing and subsequent years; assumed mortgages and purchase money mortgages, if any; other:______________________________
____________________________________________________________________________________________________________________providing that there exists at closing no violation of the foregoing and none of them prevents use of Real Property for AG-2 Zoning & Uses purposes.

VIII.  OCCUPANCY:  Seller warrants that there are no parties in occupancy other than Seller; but, if Property is intended to be rented or occupied beyond closing, the fact and terms thereof shall be stated herein and the tenant(s) or occupants disclosed pursuant to Standard F. Seller agrees to deliver occupancy of Property at time of closing unless otherwise stated herein.  If occupancy is to be delivered before closing, Buyer assumes all risk of loss to Property from date of occupancy, shall be responsible and liable for maintenance in that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein or in a separate writing.

IX.    TYPEWRITTEN OR HANDWRITTEN PROVISIONS:  Typewritten or handwritten provisions shall control all printed provisions of
       Contract in conflict with them.

X.     RIDERS:  (CHECK if any of the following Riders are applicable and are attached to this Contract):

       (a) [ ] COASTAL CONSTRUCTION CONTROL LINE RIDER  (c) [ ] FOREIGN INVESTMENT IN REAL PROPERTY  (e) [ ] FHA/VA RIDER
                                                                TAX ACT RIDER
       (b) [ ] CONDOMINIUM RIDER                        (d) [ ] INSULATION RIDER                     (f) [ ]  OTHER ________

XI.    ASSIGNABILITY:  (CHECK (1) or (2)):  Buyer (1) [X] may assign or (2) [ ] may not assign this Contract.

XII.   SPECIAL CLAUSES: (CHECK (1) or (2)): Addendum (1) [X] is attached or (2) [ ] there is no Addendum.  See attached Exhibit "A".

XIII.  TIME IS OF THE ESSENCE OF THIS CONTRACT.                                                                  BUYER'S INITIAL

XIV.   DISCLOSURES:  Buyer [ ] acknowledges or [ ] does not acknowledge receipt of the agency/radon/compensation and estimated closing costs disclosures................................................................... ______________
   THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT, IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING.
                      THIS FORM HAS BEEN APPROVED BY THE FLORIDA ASSOCIATION OF REALTORS AND THE FLORIDA BAR.
              Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a particular transaction.
                                   Terms and conditions should be ??????????????????????????????
                            COPYRIGHT 1991 BY THE FLORIDA BAR AND THE FLORIDA ASSOCIATION OF REALTORS
                                            -------------------------------------------

By: /s/  Thomas Cronin, Trustee or Assigns    1/21/97     Date                                                              Date
   ---------------------------------------  -------------          --------------------------------------   ---------------
    (Buyer)                                                           (Seller)
Social Security or Tax I.D. ####-##-####                       Social Security or Tax I.D. #
                            -------------                                                  -------------

By:                                                      Date   By  /s/ James E. Miller V.P.                               Date
   -------------------------------------   -------------           -------------------------------------   ---------------
    (Buyer)                                                           (Seller)
Social Security or Tax I.D. #                                  Social Security or Tax I.D. #
                            -------------                                                  -------------

Deposit under Paragraph II(a) received; IF OTHER THAN CASH,
                                        THEN SUBJECT TO CLEARANCE        Coldwell Banker M&S Escrow Account     (Escrow Agent)

BROKER'S FEE:  (CHECK AND COMPLETE THE ONE APPLICABLE)         By:
                                                                  ----------------------------------------
[ ] IF A LISTING AGREEMENT IS CURRENTLY IN EFFECT:
    Seller agrees to pay the Broker named below, including cooperating sub-agents named, according to the terms of an existing listing agreement:
OR
[ ] IF NO LISTING AGREEMENT IS CURRENTLY IN EFFECT:
    Seller agrees to pay the Broker named below, at time of closing, from the disbursements of the proceeds of the sale, compensation in the amount of (COMPLETE ONLY ONE) _____ % of gross purchase price or $____________ for Broker's services in affecting the sale by finding the Buyer ready, willing and able to purchase pursuant to the foregoing Contract.  Buyer fails to perform and deposit(s) is retained, 60% thereof, but not exceeding the Broker's fee above provided, shall be paid Broker as full consideration for Broker's service including costs expended by Broker, and the balance shall be paid to Seller.  If the transaction shall not close because of refusal or failure of Seller to perform, Seller shall pay the full fee to Broker on demand.  In any litigation arising out of the Contract concerning the Broker's fee, the prevailing party shall recover reasonable attorney's fees and costs.

Godart Properties and Coldwell Banker       Flordeco Realty, Inc.
---------------------------------------     --------------------------------------    ---------------------------------------------
(firm name of listing Broker)               (firm name of selling Broker)             (Seller)

By:/s/ McFadden & Sprowls                   By:                                       By:
   ------------------------------------        -----------------------------------       ------------------------------------------

                                                                   EXHIBIT 10.1


                    STANDARDS FOR REAL ESTATE TRANSACTIONS



A. EVIDENCE OF TITLE: (1) An abstract of title prepared or brought current by a reputable and existing abstract firm (if not existing then certified as correct by an existing firm purporting to be an accurate synopsis of the instruments affecting title to the Real Property recorded in the public records of the county wherein Real Property is located through Effective Date and which shall commence with the earliest public records, or such later date as may be customary in the county. Upon closing of this transaction, the abstract shall become the property of Buyer, subject to the right retention thereof by first mortgagee until fully paid. (2) A title insurance commitment issued by a Florida licensed title Insurer agreeing to issue to Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the purchase price insuring Buyer's title to the Real Property subject only to liens, encumbrances, exceptions or qualifications set forth in this Contract and those which shall be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications specified in the Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida
Bar and in accordance with law. Buyer shall have 30 days, if abstract, or 6 days, if title commitment, from date of receiving evidence of title to examine it. If title is found defective, Buyer shall, within 3 days, notify Seller in writing specifying defect(s). If the defect(s) render title unmarketable, Seller will have 120 days from receipt of notice within which to remove the defect(s), failing which Buyer shall have the option of either accepting the title as it then is or demanding a refund of deposit(s) paid which shall immediately be returned to Buyer; thereupon, Buyer and Seller shall release one another of all further obligations under the Contract. Seller shall, if title is found unmarketable use diligent effort to correct defect(s) in the title within the time provided therefor, including the bringing of necessary suits.

C. SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have Real Property surveyed and certified by a registered Florida surveyor. If survey shows encroachment on Real Property or that improvements located on Real Property encroach on setback lines, easements, lands of others or violate any restrictions, Contract covenants or applicable governmental regulation, the same shall constitute a title defect.

E. INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for the intended use as described in Paragraph VII herein title to which is in accordance with Standard A.

F. LEASES: Seller shall, not less than 15 days before closing, furnish to Buyer copies of all written leases and estoppel letters from each tenant specifying the nature and duration of the tenant's occupancy, rental rates, advanced rent and security deposits paid by tenant. If Seller is unable to obtain such letter from each tenant, the same information shall be furnished by Seller to Buyer within that time period in the form of a Seller's affidavit, and Buyer may thereafter contact tenants to confirm such information. Seller shall, at closing, deliver and assign all original leases to Buyer.

G. LIENS: Seller shall furnish to Buyer at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statements, claims of lien, potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Property for 90 days immediately preceding date of closing. If Property has been improved or repaired within that time, Seller shall deliver releases or waivers of mechanics' liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Seller's lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen and further affirming that all charges for improvements or repairs which could serve as a basis for a mechanic's lien or a claim for damages have been paid or will be paid at closing of this Contract.

H. PLACE OF CLOSING: Closing shall be held in the county wherein the Real Property is located at the office of the attorney or other closing agent designated by Seller.

I. TIME: Time periods herein of less than 8 days shall in the computation exclude Saturdays, Sundays and state or national legal holidays, and any time period provided for herein which shall end on Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next business day.

J. DOCUMENTS FOR CLOSING: Seller shall furnish the deed, bill of sale, mechanic's lien affidavit, assignments of leases, tenant and mortgagee estoppel letters and corrective instruments. Buyer shall furnish closing statement, mortgage, mortgage note, security agreement and financing statements.

L. PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses and revenue of Property shall be prorated through day before closing. Buyer shall have the option of taking over any existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations. Prorations will be made through day prior to occupancy if occupancy occurs before closing. Advance rent and security deposits will be credited to Buyer and escrow deposits held by mortgagee will be credited to Seller. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discounts, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed and current year's assessment is available, taxes will be prorated based upon such assessment and the prior year's millage. If current year's assessment is not available, then taxes will be prorated on the prior year's tax. If there are completed improvements on the Real Property by January 1st of year of closing which improvements were not in existence on January 1st of the prior year, then taxes shall be prorated based upon prior year's millage and at an equitable assessment to be agreed upon between the parties, failing which, request will be made to the County Property Appraiser for an interim assessment taking into consideration available exemptions. Any tax proration based on an estimate shall, at request of either Buyer or Seller, be subsequently readjusted upon receipt of tax bill on condition that a statement to that effect is in the closing statement.

M. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending lien as of date of closing shall be assumed by Buyer, if the improvement has been substantially completed as of Effective Date, such pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate of assessment for the improvement by the public body.

O. RISK OF LOSS: If the Property is damaged by fire or other casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property damaged, cost of restoration shall be an obligation of the Seller and closing shall proceed pursuant to the terms of Contract with restoration costs escrowed at closing. If the cost of restoration exceeds 3% of the assessed valuation of the improvements so damaged, Buyer shall have the option of either taking Property as is, together with either the 3% any insurance proceeds payable by virtue of such loss or damage, or of cancelling this Contract and receiving return of deposit(s).

P. PROCEEDS OF SALE; CLOSING PROCEDURE: The deed shall be recorded upon clearance of funds. If abstract, evidence of title shall be continued at Buyer's expense to abstract title in Buyer, without any encumbrances or change which would render Seller's title unmarketable from the date of the last evidence. Proceeds of the sale shall be held in escrow by Seller's attorney or by such other mutually acceptable escrow agent for a period of not longer than 5 days from and after closing date. If Seller's title is rendered unmarketable through no fault of Buyer, Buyer shall, within the 5-day period, notify Seller in writing of the defect and Seller shall have 30 days from date of receipt of such notification to cure the defect. If Seller fails to timely cure the defect, all deposit(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer, simultaneously with such repayment, Buyer shall return Personalty and vacate Property and reconvey it to Seller by special warranty deed. If Buyer fails to make timely demand of refund, Buyer shall take title as is, waiving all rights against Seller as to any intervening defect, except as may be available to Buyer by virtue of warranties contained in the deed. If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institution as to place, time of day and procedures for closing and for disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that it will not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard may be waived if title agent insures adverse matters pursuant to section 627.7841, F.S. (1989), as amended.

Q. ESCROW: Any escrow agent ("Agent") receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of Contract. Failure of clearance of funds shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of Contract, Agent may, at Agent's option, continue to hold the subject matter of the escrow until the parties mutually agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Agent will comply with provisions of Chapter 475, F.S. (1989), as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in any suit wherein Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with the fees and costs to be paid from and out of the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing parties.
Parties agree that Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to this escrow, unless such misdelivery is due to willful breach of this Contract or gross negligence of Agent.

R. ATTORNEY'S FEES; COSTS: In any litigation arising out of this Contract, the prevailing party in such litigation which, for the purposes of this Standard, shall include Seller, Buyer, listing broker, Buyer's broker and any subagents to the listing broker or Buyer's broker, shall be entitled to recover reasonable attorney's fees and costs.

S. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, including payment of all deposit(s), the deposit(s) paid by Buyer and deposits agreed to be paid, may be retained by or for the account of Seller as agreed upon liquidated damages, consideration for the execution of this Contract and in full settlement of claims; whereupon, Buyer and Seller shall be relieved of all obligations under Contract; or Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If, for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific performance or elect to receive the return of Buyer's deposit(s) without thereby waiving any action for damages resulting from Seller's breach.

T. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this Contract, nor any notice of it, shall be recorded in any public records. This Contract shall bind inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

U. CONVEYANCE: Seller shall convey title to the Real Property by statutory warranty, trustee's, personal representative's or guardian's deed, as appropriate to the status of Seller subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personalty shall, at request of Buyer, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

V. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

                                 EXHIBIT "A"
                             ADDENDUM TO CONTRACT
                             --------------------

                                By and between
                 Pioneer Hi Bred International, Inc. (Seller)
                                     and
               Thomas R. Cronin, Trustee or Assigns (Purchaser)

                           Dated:  January 8, 1997



#2. Inspection Period: Buyer shall have thirty (30) days from the effective date hereof to enter onto the Property to perform engineering tests, studies, and samples and to thoroughly evaluate all mechanical and electrical systems, plumbing, and environmental aspects and otherwise to determine whether, in Buyer's sole and absolute discretion, the Property is suitable for Buyer's intended purposes. In the event the Buyer shall determine within said thirty (30) day period that the Property is not, in buyer's sole and absolute discretion, suitable for Buyer's intended purpose, he shall notify Seller in writing, and Escrow Agent shall, upon such notification, deliver Buyer all escrow deposits held, and neither party shall thereafter have any further obligations to the other. In the course of performing such studies and tests, Buyer agrees to refrain from unreasonably disturbing the Property in any way not reasonable consistent with the purpose of such test or studies, and to restore the Property substantially to the same condition in which he found it. Buyer agrees to promptly pay all invoices rendered in connection with such test and studies and to protect the Property from the filing of any mechanic's liens. Subsequent to the inspection period referenced above, the earnest money deposit will become non-refundable in the event Buyer fails to notify Seller of his intent to cancel this contract.

#3.     Purchaser is a registered real estate broker in the state of Florida.

#4. Upon seller and purchaser acceptance of this offer, seller agrees to provide purchaser with all building plans, surveys, engineering plans and studies etc. in seller's possession as regards the subject property, as well as any and all environmental surveys, assessments and reports. In the event purchaser does not complete the transaction and close-all said plans, survey's, etc. shall be returned to sellers immediately.

#5. It is expressly understood that the $7000,000 purchase price is net to seller except that Seller agrees to pay their prorated share of 1997 real estate taxes and their attorney fees. Purchaser will pay all other closing costs including, title insurance and purchasers attorney fees, stamps on deed, recording fees, and real estate commissions (6% of total sales price).

                                  DESCRIPTION
                                  -----------
                                  EXHIBIT "B"



A parcel of land lying in Section 20, Township 43 South, Rt. 25 East, Lee County, Florida, more particularly described a follows:

Commence at the southeast corner of the northwest quarter of the northeast quarter of said Section 20 and run NO degrees 02' 29"W along the east line of the aforesaid fraction for 422.38 feet to the intersection with the southerly limited access right-of-way line of interstate Highway I-75 for the POINT OF BEGINNING; Thence run S75 DEGREES 41' 07"E along said right-of-way line for
144.51 feet; thence run SO degrees 02' 29"E for 480.00 feet; thence run S44 degrees 24' 59"W for 115.08 feet to a point on a curve concave to the southeast, having a radius of 75.00 feet; thence run along the arc of said curve through a central angle of 60 degrees for an arc distance of 78.54 feet; thence run S44 degrees 24' 59" W for 242.50 feet to a point on the northeasterly right-of-way line of the Seaboard Coast Line Railroad (100 foot right-of-way width); thence run N45 degrees 35' 01" W along said railroad right-of-way line for 570.66 feet to a point on the south line of the aforesaid northwest quarter of the northeast quarter of said Section 20; thence run N89 degrees 42' 16" E along said south line for 14.21 feet; thence run N45 degrees 35'01" W along the northeasterly right-of-way line of the Seaboard Coast Line Railroad (120 foot right-of-way width) for 148.41 feet to the intersection with the west line of the east half of the said northwest quarter of the northeast quarter of Section 20; thence run NO degrees 05' 56" W along said west line for 523.46 feet to the point of intersection with south limited access right-of-way line of Interstate Highway I-75, said point being on curve concave to the northeast and having a radius of 3937.72 feet; thence run along the arc of said curve through a central angle of 7 degrees 18' 16" for an arc distance of 502.01 feet to a point of tangency; thence continue along said limited access right-of-way line S75 degree 41'07" E for 191.41 feet to the POINT OF BEGINNING Subject to a drainage easement over and across the southeasterly 50.00 feet thereof. Containing 12.61 acres, more or less.

                                                Prepared by:

                                                  De Lozier Engineering Company

                                                January 7, 1981



                                    [SEAL]